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                                                                      EXHIBIT 99


                         MAINE PUBLIC SERVICE COMPANY
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 30, 2003
                            YOUR VOTE IS IMPORTANT!

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Larry E. LaPlante and Scott L. Sells and each of them as the undersigned's proxies (with power of substitution) to represent and to vote at the Annual Meeting of Shareholders of Maine Public Service Company to be held May 30, 2003 and at any adjournment(s) or postponement(s) thereof, subject to the directions designated below.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" ALL OF THE CANDIDATES LISTED UNDER ITEM 1, "FOR" PROPOSAL 3, AND AS AN ABSTENTION ON PROPOSAL 2.

                 (Continued, and to be signed, on reverse side)


                                  MAINE PUBLIC SERVICE COMPANY
                                  P.O. BOX 11363
                                  NEW YORK, N.Y. 10203-0363

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                           - DETACH PROXY CARD HERE -

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     Sign, Date and Return the                  [X]
[ ]  Proxy Card in the                  Votes MUST be indicated
     Enclosed Envelope.                 (x) in Black or Blue ink.

1.   Election of directors:

     FOR all nominees [ ]    WITHHOLD AUTHORITY to vote    [ ]   *EXCEPTIONS [ ]
     listed below            for all nominees listed below

Nominees: Robert E. Anderson, Michael W. Caron, and Nathan L. Grass for terms ending in 2006 and David N. Felch, for a term ending in 2004.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominees's name in the space provided below.)

*Exceptions ____________________________________________________________________



                                                 FOR     AGAINST    ABSTAIN
2.   Approval of the Agreement and Plan of       [ ]        [ ]        [ ]
     Merger and Reorganization.

3. In accordance with his or their best judgment upon such other matters as may come before the meeting or any adjournment or postponement thereof.

                To change your address, please mark this box.   [ ]

                To include any comments, please mark this box.  [ ]

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SCAN LINE

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Please date, and sign exactly as your name appears. If shares are held by joint tenants, both must sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by authorized person. If a limited liability company (LLC), please sign in LLC name by authorized person.

Date            Share Owner sign here                Co-Owner sign here
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